                                                                    EXHIBIT 25.1

================================================================================
                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)

                                   ----------

               THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.

               (Exact name of trustee as specified in its charter)


                                                           59-2283428
        (State of incorporation                         (I.R.S. employer
      if not a U.S. national bank)                      identification no.)

          800 BRICKELL AVENUE
               SUITE 300
             MIAMI, FLORIDA                                    33131
 (Address of principal executive offices)                    (Zip code)

                               Compliance Officer
                           THE BANK OF NEW YORK TRUST
                            COMPANY OF FLORIDA, N.A.
                       600 NORTH PEARL STREET, SUITE 420
                                DALLAS, TX 75201
                                 (214) 880-8238

                                   ----------

                                 SWIFT & COMPANY

               (Exact name of obligor as specified in its charter)


                 DELAWARE                              81-0557240
     (State or other jurisdiction of                (I.R.S. employer
     incorporation or organization)                identification no.)


         1770 PROMONTORY CIRCLE
            GREELEY, COLORADO                             80634
(Address of principal executive offices)               (Zip code)


                                   ----------
                         10 1/8 % SENIOR NOTES DUE 2009
                       (Title of the indenture securities)

================================================================================

1.       GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

        -------------------------------                     ---------
                  Name                                       Address
        -------------------------------                     ---------
        Comptroller of the Currency
        United States Department of the
        Treasury                                     Washington, D.C. 20219

        Federal Reserve Bank                         Atlanta, Georgia 30309
        Federal Deposit Insurance Corporation        Washington, D.C. 20429

         (b)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None.

3.--15.  NOT APPLICABLE

16.      LIST OF EXHIBITS.

         EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(d).

         1 A copy of the articles of association of The Bank of New York Trust Company of Florida, N.A.

         2. A copy of certificate of authority of the trustee to commence business.

         3. A copy of the authorization of the trustee to exercise corporate trust powers.

         4.       A copy of the existing by-laws of the trustee.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE


         Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company of Florida, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Dallas, and State of Texas, on the 22nd day of October, 2002.


                                      THE BANK OF NEW YORK TRUST
                                      COMPANY OF FLORIDA, N.A.

                                      By: /s/ PATRICK T. GIORDANO
                                         ---------------------------------------
                                      Name:   Patrick T. Giordano
                                      Title:  Vice President

                              AMENDED AND RESTATED
                             ARTICLES OF ASSOCIATION
                                       OF
                              THE BANK OF NEW YORK
                 TRUST COMPANY OF FLORIDA, NATIONAL ASSOCIATION
             ------------------------------------------------------

For the purpose of organizing an association to carry on the business of banking of a national association, the undersigned do enter the following Amended and Restated Articles of Association:

         FIRST. The title of this association shall be The Bank of New York Trust Company of Florida, National Association (the "Association").

         SECOND. The main office of the Association shall be in the City of Miami, County of Dade, State of Florida. The general business of the Association shall be conducted at its main office and its branches.

         THIRD. The Board of Directors of the Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his directorship, shall own a minimum of $1,000 par value of the capital stock of the Association, or an equivalent interest, as determined by the Comptroller of the Currency, in any Company which controls the Association within the meaning of the applicable laws of the United States. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

         FOURTH. There shall be an annual meeting of the shareholders the purposes of which shall be the election of directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office or other convenient place as the Board of Directors may designate, on the day of each year specified therefor in the By-laws, but if no election is held on such day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

         Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee, (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon the chairman's instructions, the vote tellers may disregard all votes cast for each such nominee.

         FIFTH. The authorized amount of capital stock of the Association shall be 15,000 shares of common stock of a par value of FIFTY DOLLARS ($50) each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

         No holder of shares of any class of the capital stock of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of capital stock of the Association, whether now or hereafter authorized or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time to time determine and at such price as the Board of Directors may from tine to time fix.

         The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

         SIXTH. The Board of Directors shall appoint one of its members President of the Association, who shall be Chairman of the Board, unless the Board appoints another director to be Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Secretary and such other officers and employees as may be required to transact the business of the Association.

         The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-laws that it may be lawful for them to make;
and in general to do and perform all acts that it may be legal for a Board of Directors to do and perform.

         SEVENTH. The Board of Directors shall have the power to change the location of the main office to any authorized branch location within the limits of Miami, Florida upon written notice to the Comptroller of the Currency, or with a vote of the shareholders owning two-thirds of the capital stock of the Association and upon receipt of a certificate of approval from the Comptroller of the Currency, to any other location within or outside the limits of Miami, Florida, but not more than 30 miles beyond such limits; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

         EIGHTH. The corporate existence of the Association shall continue until terminated in accordance with the laws of the United States.

         NINTH. The Board of Directors of the Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of the Association, may call a special a meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of the Association.

         TENTH. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suite or proceeding, civil or criminal, to which he or they shall be made a party by reason of being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he or they served in any such capacity at the request of the Association; provided, however that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he or they shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties for the Association; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law.

         The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

         ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of the Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

         IN WITNESS WHEREOF, we have signed this Amended and Restated Articles of Association this 18th day of January, 1985.


                                            THE BANK OF NEW YORK
                                                COMPANY, INC.

                                            By: /s/ ROBERT J. GOEBERT
                                               ---------------------------------
                                               Robert J. Goebert
                                               Secretary

[LOGO]

--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------

Southeastern District
Marquis One Tower, Suite 600
245 Peachtree Center Avenue, N.E.
Atlanta, Georgia 30303


April 18, 1994

Richard C. Jackson
President
The Bank of New York Trust Company of Florida, National Association 701 Brickell Avenue, 11th Floor
Miami, Florida 33131

 Re:    94-SE-05-008


Dear Mr. Jackson:

This letter is the official authorization by the Comptroller of the Currency, effective February 22, 1994, to establish branch no. 92077A, to be known as "Jacksonville Branch" at:

        10161 Centurion Parkway
        Jacksonville, Florida 32256

Please retain this letter as the official branch authorization. If the branch is closed, a 90 day advance notice of the proposed branch closing must be submitted to the OCC pursuant to 12 U.S.C. 1831p. Following the expiration of the 90 day notification period, this authorization must be surrendered.

Very truly yours

/s/ JOHN O. STEIN

John O. Stein
Corporate Manager
                                                                         [STAMP]
Charter No. 17871

                          COMPTROLLER OF THE CURRENCY


TREASURY DEPARTMENT                  [PICTURE]              OF THE UNITED STATES

                                WASHINGTON, D.C.

         WHEREAS, THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, NATIONAL ASSOCIATION, LOCATED IN MIAMI, STATE OF FLORIDA, BEING A NATIONAL BANKING ASSOCIATION, ORGANIZED UNDER THE STATUES OF THE UNITED STATES, HAS MADE APPLICATION FOR AUTHORITY TO ACT AS FIDUCIARY

         AND WHEREAS, APPLICABLE PROVISIONS OF THE STATUTES OF THE UNITED STATES AUTHORIZE THE GRANT OF SUCH AUTHORITY;

         NOW THEREFORE, I HEREBY CERTIFY THAT THE NECESSARY APPROVAL HAS BEEN GIVEN AND THAT THE SAID ASSOCIATION IS AUTHORIZED TO ACT IN ALL FIDUCIARY CAPACITIES PERMITTED BY SUCH STATUTES.

                                          IN TESTIMONY WHEREOF, WITNESS MY
          [SEAL]                          SIGNATURE AND SEAL OF OFFICE THIS
                                          TWENTIETH DAY OF JUNE, 1983.

                                                   /s/ C.T. CONNER
                                             COMPTROLLER OF THE CURRENCY



                               CHARTER NO. 17871

Amended June 18, 1992,
January 21, 1994, July 25, 1996,
May 1, 1997 and May 4, 2001


                                     BY-LAWS
                                       OF
               THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.


                                    ARTICLE I
                                     Offices

         Section 1.1. The principal office of the Association shall be located in the City of Miami, County of Dade, State of Florida.

         Section 1.2. The Association may also have offices at such other places either within or without the State of Florida as the Board of Directors may from time to time determine, or the business of the Association may require.

                                   ARTICLE II
                              Amended Jan. 21, 1994
                            Meetings of Shareholders

         Section 2.1. Annual Meeting. The regular annual meeting of the shareholders, for the election of directors and transaction of whatever other business as may properly come before the meeting shall be held on January 15th of each year or, in case the date for the annual meeting shall fall on a public holiday, such meeting shall be held on the next succeeding business day either within or without the State of Florida as may be determined by the Board of Directors.

         Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at the address appearing on the books of the Association.

         Section 2.2. Action of Shareholders Without a Meeting. Any action required to be taken at a meeting of the Shareholders or any action which may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so to be taken is signed by a majority of all shares held and entitled to vote, and is filed in the minutes of the proceedings of the Association. Such consent shall have the same effect as a unanimous vote of the shareholders.

         Section 2.3. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or the holders of a majority of all shares entitled to vote. Every such special meeting, unless otherwise provided by law, shall be called by mailing a notice, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder of record entitled to vote.

         Section 2.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting.

         Section 2.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.


                                   ARTICLE III
                                    Directors

         Section 3.1. Board of Directors. The Board of Directors (hereinafter referred to as the "Board"), shall have the power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

         Section 3.2. Number. The Board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which: (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less, and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

         Section 3.3. Term of Office. Directors shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

         Section 3.4. Organization Meeting. The Secretary, upon determining the result of any election, shall notify the directors-elect of their election and request that the Board convene for the purpose of organizing the new Board and electing officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         Section 3.5. Regular Meetings. Regular meetings of the Board of Directors may be held at such places either within or without the State of Florida and at such times as the Board may from time to time determine. Each member of the Board shall be given notice stating the time and place by telephone, letter, or in person.

         Section 3.6. Special Meetings. Special Meetings of the Board may be called by the Chairman of the Association, or, upon the written request of any two directors or by the President. Each member of the Board shall be given notice stating the time and place, by telephone, letter, or in person. Special meetings may be held either within or without the State of Florida as determined by the Board.

         Section 3.7. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. Except as otherwise required by law, the Articles of Association, or these By-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is present, shall be the act of the Board.

         Section 3.8. Removal. Any one or more of the directors may be removed for cause by action of the Board. Any or all of the directors may be removed with or without cause by vote of the shareholders.

         Section 3.9. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any Regular Meeting of the Board, at any Special Meeting of the Board or by Unanimous Written Consent of the remaining members of the Board.

         Section 3.10. Compensation. Members of the Board, except members who are officers of the Association or any of its affiliates, shall be entitled to receive such compensation and such fees for attendance as the Board shall fix from time to time.

         Section 3.11. Telephonic Participation. Directors may participate in a meeting of the Board or any committee designated by the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 3.12. Action Without a Meeting. Any action required to be taken at a meeting of the Board or any action which may be taken at a meeting of the Board or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.


                                   ARTICLE IV
                             Officers and Employees

         Section 4.1. Chairman. The Board of directors shall appoint one of its members to be Chairman of the Board. Such person shall preside at all meetings of the Board of Directors; shall have general executive powers, as well as specific powers conferred by these By-laws; shall, in the absence of the Chief Executive Officer, perform all the duties of the Chief Executive Officer; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board.

         Section 4.2. Chief Executive Officer. The Board of Directors shall appoint one of its members to be Chief Executive Officer of the Association. The Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board; shall be the senior and principal executive officer of the Association; shall have general executive powers, as well as the specific powers conferred by these By-laws; shall, in the absence of the Chairman, perform all the duties of the Chairman; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board.

         Section 4.3. President. The Board shall appoint one of its members to be President of the Association. In the absence of the Chairman and the Chief Executive Officer, the President shall preside at any meeting of the Board. Subject to the senior executive powers of the Chief Executive Officer, the President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these By-laws. The President shall have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board.

         Section 4.4. Vice President. The Board may appoint one or more Senior Vice Presidents and one or more Vice Presidents. Each Senior Vice President or Vice President shall have such powers and duties as may be assigned by the Board. One Senior Vice President shall be designated by the Board, in the absence of the President, to perform all the duties of the President.

         Section 4.5. Secretary. The Board shall appoint a person who shall be Secretary of the Board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these By-laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, or imposed by these By-laws; and shall also perform such other duties as may be assigned from time to time by the Board.

         Section 4.6. Assistant Secretary. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 4.7. Treasurer and Comptroller. The Board may appoint a Treasurer and Comptroller, which offices may be filled by one person. The Treasurer and Comptroller shall be responsible for the financial management and reporting for the Association.

         Section 4.8. Auditor. The Board may appoint an Auditor. The Auditor shall be responsible for the auditing of the activities of the Association.

         Section 4.9. Other Officers. The Board or the Chairman may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers and such other officers and Attorneys-in-fact as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board, the Chairman of the Board, or the President. Any two or more offices may be held by the same person.

         Section 4.10. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the offices of the Chief Executive Officer or the President shall be filled promptly by the Board.

                                    ARTICLE V
                               SIGNING AUTHORITIES
                               Amended May 1, 1997
                           Further Amended May 4, 2001

         SECTION 5.1 Real Property. Real property owned by the Association in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board. The Board may from time-to-time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Association in its own right with such maximum values as the Board may fix in its authorizing resolution.

         SECTION 5.2. Senior Signing Powers. Subject to the exception provided in Section 5.1, the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, or any Managing Director is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Association in all transactions arising out of, or in connection with, the normal course of the Association's business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Association thereto. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Association authorized in or pursuant to Section 5.3 to have any of the powers set forth therein, other than the officer signing pursuant to this
Section 5.2, is authorized to attest to the seal of the Association on any documents requiring such seal.

         SECTION 5.3. Limited Signing Powers. Subject to the exception provided in Section 5.1, in such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Association to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

         SECTION 5.4. Powers of Attorney. All powers of attorney on behalf of the Association shall be executed by any officer of the Association jointly with the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or any Managing Director. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors.

         SECTION 5.5. Auditor. The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Association, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.


                                   ARTICLE VI
                       Trust Administration and Investment

         Section 6.1. Trust Investment Committee. The Board shall appoint a Trust Investment Committee of not less than three and not more than seven members, who shall be capable and experienced officers or directors of the Association. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the Trust Investment Committee; and the Committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The Committee shall, promptly after the acceptance of an account for which the Association has investment responsibilities, review the assets thereof to determine the advisability of retaining or disposing of such assets. The Committee shall conduct a similar review at least once during each calendar year thereafter and within fifteen months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the Committee.

         Section 6.2. Trust Audit Committee. The Board shall appoint a committee of not less than two Directors, exclusive of any active officer of the Association, which shall, at least once during each calendar year and within fifteen months of the last such audit, make suitable audits of the fiduciary activities of the Association or cause suitable audits to be made by auditors responsible only to the Board, and at such time shall ascertain whether the fiduciary activities of the Association have been administered in accordance with law, Part 9 of the Regulations of the comptroller of the Currency and sound fiduciary principles.

         Section 6.3. Committees of the Board. In addition to the Committees designated under Article VI of the By-laws, the Board may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

         Section 6.4. Trust Records. Files shall be maintained which contain all fiduciary records necessary to assure that the fiduciary responsibilities of the Association have been properly undertaken and discharged.

         Section 6.5. Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.

                                   ARTICLE VII
                          Stock and Stock Certificates


         Section 7.1. Transfer. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

         Section 7.2. Stock Certificates. Certificates of stock shall bear the signature of the Chairman of the Board or the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.


                                  ARTICLE VIII
                                 Corporate Seal
                              Amended May 1, 1997

         Section 8.1. The Seal. The Board shall provide a corporate seal for the Corporation which may be affixed to any document, certificate or paper and attested by such individuals as provided by these By-laws or as the Board may from time-to-time determine.


                                   ARTICLE IX
                                  Miscellaneous

         Section 9.1. Fiscal Year. The fiscal year of the Association shall be the calendar year.

         Section 9.2. Records. The Articles of Association, the By-laws and the proceedings of all meetings of the shareholders, the Board and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or Assistant Secretary or other officer appointed to act as Secretary of the meeting.

         Section 9.3. Inspection of By-laws. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Principal Office of the Association, and shall be open for inspection to all shareholders during banking hours.

         Section 9.4. Amendments. The By-laws may be amended, altered or repealed, at any meeting of the Board, by a vote of a majority of the total number of the Directors.

                               SIGNING AUTHORITIES
                              Extracts from By-laws
                                       of
               THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.
                                    ARTICLE V
                         As Amended through May 4, 2001


          SECTION 5.1 Real Property. Real property owned by the Association in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board. The Board may from time-to-time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Association in its own right with such maximum values as the Board may fix in its authorizing resolution.

          SECTION 5.2. Senior Signing Powers. Subject to the exception provided in Section 5.1, the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, or any Managing Director, is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Association in all transactions arising out of, or in connection with, the normal course of the Association's business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Association thereto. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Association authorized in or pursuant to Section 5.3 to have any of the powers set forth therein, other than the officer signing pursuant to this Section 5.2, is authorized to attest to the seal of the Association on any documents requiring such seal.

          SECTION 5.3. Limited Signing Powers. Subject to the exception provided in Section 5.1, in such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Association to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

          SECTION 5.4. Powers of Attorney. All powers of attorney on behalf of the Association shall be executed by any officer of the Association jointly with the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, or any Managing Director. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors.

          SECTION 5.5. Auditor. The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Association, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

                          SIGNING AUTHORITY RESOLUTION


                PURSUANT TO ARTICLE V, SECTION 5.3 OF THE BY-LAWS

RESOLVED, that, pursuant to Article V, Section 5.3 of the By-laws of The Bank of New York Trust Company of Florida, N.A., authority be, and hereby is, granted to the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President, in such instances as in the judgment of any one of said officers may be proper and desirable, to authorize in writing from time-to-time any other officer, employee or individual to have the limited signing authority set forth in any one or more of the following paragraphs applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function:

(A) All signing authority set forth in paragraphs (B) through (I) below.

(B) Authority to accept, endorse, execute or sign any bill receivable; certification; contract, document or other instrument evidencing, embodying a commitment with respect to, or reflecting the terms or conditions of, a loan or an extension of credit by the Association; disclosure notice required by law; document, instrument or paper of any type required for judicial, regulatory or administrative proceedings or filings; legal opinion; note; and document, instrument or paper of any type, including stock and bond powers, required for purchasing, selling, transferring, exchanging or otherwise disposing of or dealing in foreign currency or any form of securities, including options and futures thereon; in each case in transactions arising out of, or in connection with, the normal course of the Association's business.

(C1) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; and money transfer wire; in each case, in an unlimited dollar amount.

(C2) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; and money transfer wire; in each case, in an amount up to $1,000,000.

(C3) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; and money transfer wire; in each case, in an amount up to $250,000.

(C4) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; and money transfer wire; in each case, in an amount up to $50,000.

(C5) Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; and money transfer wire; in each case, in an amount up to $5,000.

(D1) Authority to accept, endorse, execute or sign any contract obligating the Association for the payment of money or the provision of services in an amount up to $1,000,000.

(D2) Authority to accept, endorse, execute or sign any contract obligating the Association for the payment of money or the provision of services in an amount up to $250,000.

(D3) Authority to accept, endorse, execute or sign any contract obligating the Association for the payment of money or the provision of services in an amount up to $50,000.

(D4) Authority to accept, endorse, execute or sign any contract obligating the Association for the payment of money or the provision of services in an amount up to $5,000.

(E) Authority to accept, endorse, execute or sign any guarantee of signature to assignments of stocks, bonds or other instruments; certification required for transfers and deliveries of stocks, bonds or other instruments; and document, instrument or paper of any type required in connection with any Individual Retirement Account or Keogh Plan or similar plan.

(F) Authority to accept, endorse, execute or sign any certificate of authentication as bond, unit investment trust or debenture trustee and on behalf of the Association as registrar and transfer agent.

(G) Authority to accept, endorse, execute or sign any bankers acceptance; letter of credit; and bill of lading.

(H) Authority to accept, endorse, execute or sign any document, instrument or paper of any type required in connection with the ownership, management or transfer of real or personal property held by the Association in trust or in connection with any transaction with respect to which the Association is acting in any fiduciary, representative or agency capacity, including the acceptance of such fiduciary, representative or agency account.

(I) Authority to effect the movement of securities outside the Association.

(J) Authority to either sign on behalf of the Association or to affix the seal of the Association to, any of the following classes of documents: Trust Indentures, Escrow Agreements, Pooling and Servicing Agreements, Collateral Agency Agreements, Custody Agreements, Trustee's Deeds, Executor's Deeds, Personal Representative's Deeds, Other Real Estate Deeds for property not owned by the Association in its own right, Corporate Resolutions, Mortgage Satisfactions, Mortgage Assignments, Trust Agreements, Loan Agreements, Trust and Estate Accountings, Probate Petitions, Responsive pleadings in litigated matters and Petitions in Probate Court with respect to Accountings.

RESOLVED, that any signing authority granted pursuant to this resolution may be rescinded by the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President and such signing authority shall terminate without the necessity of any further action when the person having such authority leaves the employ of the Association.

Internal Signing Authority

(N) Authority to accept, endorse, execute or sign internal transactions only (i.e., general ledger tickets) which does not include the authority to approve or authorize the request of external money transfer wires, check and/or the movement of securities outside the Association.

                                                                      EXHIBIT 6


                             CONSENT OF THE TRUSTEE





Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of [ISSUER] [SECURITIES], The Bank of New York Trust Company of Florida, N.A., hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                           THE BANK OF NEW YORK TRUST
                                           COMPANY OF FLORIDA, N.A.


                                           By:   /s/ PATRICK GIORDANO
                                              ---------------------------------
                                              Name:  Patrick Giordano
                                              Title: Vice President


Dallas, TX
October 22, 2002



                                       5-

                                BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OMB NUMBER: 7100-003
                                FEDERAL DEPOSIT INSURANCE CORPORATION
                                OMB NUMBER: 3064-005
                                OFFICE OF THE COMPTROLLER OF THE CURRENCY
                                EXPIRES MARCH 31, 2002

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
--------------------------------------------------------------------------------
                                                                             1
                                PLEASE REFER TO PAGE 1,
                                TABLE OF CONTENTS, FOR
                                THE REQUIRED DISCLOSURE
                                OF ESTIMATED BURDEN.
--------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY FFIEC 041

REPORT AT THE CLOSE OF BUSINESS JUNE 30, 2002
                                                                      20011231
                                                                      --------
                                                                     (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.
--------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and national Banks.

I, THOMAS J. MASTRO, COMPTROLLER
-------------------------------------------------------
Name and Title of Officer Authorized to Sign Report

Of the named bank to hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge.

/s/ THOMAS J. MASTRO
-------------------------------------------------------
Signature of Officer Authorized to Sign Report

6/30/2002
-------------------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in Accordance with Federal regulatory instructions.


We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (Including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is trust and correct.

/s/ RICHARD G. JACKSON
-------------------------------------------------------
Director (Trustee)

/s/ NICHOLAS G. ENGLISH
-------------------------------------------------------
Director (Trustee)

/s/ KAREN B. SHUPENKO
-------------------------------------------------------
Director (Trustee)

-------------------------------------------------------------------------------

SUBMISSION OF REPORTS

Each bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation
    (EDS), by modem or on computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, and telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

-------------------------------------------------------------------------------
FDIC Certificate Number:       91271
                               -----
                            (RCRI 9999)

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.
---------------------------------------------------------
Legal Title of Bank (TEXT 9010)

MIAMI
---------------------------------------------------------
City (TEXT 9130)

FL                                      33131-2974
---------------------------------------------------------
State Abbrev.(TEXT 9200)           Zip Code(TEXT 9220)


  Board of Governors of the Federal Reserve System, Federal Deposit Insurance
             Corporation, Office of the Comptroller of the Currency

                                                                      FFIEC 041
                                                                         RC-1

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, NA.
MIAMI, FL 33131-2974

Transmitted to EDS as 0184845 on
4/30/02 at 14:03:37 CST
FDIC Certificate Number - 91271
CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2002

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC - BALANCE SHEET


                                                                                    Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):              RCON      Bil/Mil/Thou
    a. Noninterest-bearing balances and currency and coin (1)                            0081           1,810           1.a
    b. Interest-bearing balances (2)                                                     0071          10,983           1.b
2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, Column A)                        1754               0           2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)                                     8,613           2.b
3. Federal funds sold and securities purchased under agreements to resell
    a. Federal funds sold                                                                B987               0           3.a
    b. Securities purchased under agreements to resell (3)                               B988               0           3.b
4. Loans and lease financing receivables: (from Schedule RC-C)
    a. Loans and leases, held for sale                                                   5369               0           4.a
    b. Loans and leases, net of unearned income                            B528     0                                   4.b
    c. LESS: Allowance for loan and lease losses                                    0                                   4.c
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.b minus 4.c)                                                      B529               0           4.d
5. Trading assets                                                                        3545               0           5.
6. Premises and fixed assets (including capitalized leases)                                             1,269           6.
7. Other real estate owned (from Schedule RC-M)                                                             0           7.
8. Investments in unconsolidated subsidiaries and associated
   companies (from Schedule RC-M)                                                                           0           8.
9. Customers' liability to this bank on acceptances outstanding                                             0           9.
10. Intangible assets
     a.  Goodwill                                                                        3163          11,000          10.a
     b.  Other Intangible assets (from Schedule RC-M)                                    0426              68          10.b
11. Other assets (from Schedule RC-F)                                                    2160                          11.
12. Total assets (sum of items 1 through 11)                                                           34,940          12.


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

THE BANK OF NEW YORK TRUST COMPANY OF
FLORIDA, N.A.                                                      FFIEC 041
Legal Title of Bank                                                  RC-2
Transmitted to EDS as 0196815 on 7/30/02 at
11:13:43 CST
FDIC Certificate Number=91271
---------------------------------------------
                                                                       11

SCHEDULE RC - CONTINUED


                                                                                    Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
                                                                                                  RCON    Bil/Mil/ tho
                                                                                                  ----    ------------
 a. In domestic offices (sum of totals of columns A and C From Schedule RC-E)                     2200             477  13.a
    (1) Noninterest-bearing (1)                                                  6631       477                         13.a.1
    (2) Interest-bearing                                                         6636         0                         13.a.2
 b. Not applicable

14. Federal funds purchased and securities sold under agreements to repurchase
     a. Federal funds purchased (2)                                                               B993               0  14.a
     b. Securities sold under agreements to repurchase (3)                                        B995               0  14.b
15. Trading liabilities (from Schedule RC-D)                                                      3548               0  15
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases)(from Schedule RC-M)                                                       3190           6,000  16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                                      2920               0  18
19. Subordinated notes and debentures (4)                                                                            0  19
20. Other liabilities (from Schedule RC-G)                                                        2930           1,345  20
21. Total liabilities (sum of items 13 through 20)                                                2948           7,822  21
22. Minority interest in consolidated subsidiaries                                                3000               0  22

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                                 3838               0  23
24. Common stock                                                                                                   750  24
25. Surplus (exclude all surplus related to preferred stock)                                                     4,299  25
26. a. Retained earnings                                                                                        22,065  26.a
    b. Accumulated other comprehensive income (5)                                                                    4  26.b
27. Other equity capital components (6)                                                           A130               0  27
28. Total equity capital (sum of items 23 through 27)                                             3210          27,118  28
29. Total liabilities, minority interest, and equity capital (sum of items
    21, 22, and 28.                                                                               3300          34,940  29

MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1. Indicated in the at the right, the number of the statement below that best    RCON      NUMBER
   describes the most comprehensive level of auditing work performed for the     ----      ------
   bank by independent external auditors as of any date during 1998              6724         N/A M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (bur not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank Advances in Schedule RC, item 16, and "other borrowed money."

(3) Includes all securities repurchase agreements, regardless of maturity.

(4) Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.